AMENDMENT NO. THREE TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT OF
C. HUNTER WESTBROOK

    Amendment No. Three, dated as of July 26, 2021 (this “Amendment”), to Amended and Restated Employment Agreement, dated as of September 11, 2018 (as previously amended by Amendment No. One thereto dated as of September 24, 2018 and Amendment No. Two thereto dated as of October 27, 2020, the “Agreement”), by and between HomeTrust Bancshares, Inc. (the “Company”) and C. Hunter Westbrook (the “Employee”).

    WHEREAS, on September 11, 2018, the Employee and the Company entered into the original Agreement, which reflected the Employee’s position at that time of Executive Vice President and Chief Banking Officer of both the Company and HomeTrust Bank, a wholly owned subsidiary of the Company (the “Bank”);

WHEREAS, on September 24, 2018, the Employee and the Company entered into Amendment No. One to the Agreement, to reflect the promotion of the Employee to the position of Senior Executive Vice President and Chief Operating Officer of both the Company and the Bank, effective October 1, 2018;

WHEREAS, on October 27, 2020, the Employee and the Company entered into Amendment No. Two to the Agreement, to reflect the promotion of the Employee to the position of President and Chief Operating Officer of the Bank, effective October 28, 2020; and

WHEREAS, on July 26, 2021, the Employee was promoted to the positions of President and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank, effective September 1, 2021, and the Employee and the Company desire to amend the Agreement to reflect these promotions.

NOW, THEREFORE, in consideration of the foregoing, and of the respective agreements of the parties herein, it is AGREED as follows:

1.    Effective September 1, 2021, all references in the Agreement to the Employee’s position as Senior Executive Vice President and Chief Operating Officer of the Company shall be deemed changed to President and Chief Operating Officer of the Company, and all references in the Agreement to the Employee’s position as President and Chief Operating Officer of the Bank shall be deemed changed to President and Chief Executive Officer of the Bank.

2.    The terms of the Agreement as in effect prior to September 1, 2021 that are not amended hereby shall remain in full force and effect on and after September 1, 2021 and are not affected by this Amendment.

3.    This Amendment may be executed in counterparts, each of which shall be an original and which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

HOMETRUST BANCSHARES, INC.

By: _____________________
Name: Craig C. Koontz
Title: Chairperson, Compensation Committee

EMPLOYEE

_____________________
C. Hunter Westbrook